Exhibit 16.2

Re: Triangle Petroleum Corporation (the “Company”)

This letter will confirm that we reviewed Item 4.02 of the Company's Form 8-K dated April 24, 2008, captioned "Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” and that we agree with the statements made therein.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 24, 2008